Exhibit 10.4

FORM OF

INTELLECTUAL PROPERTY MATTERS AGREEMENT

BY AND BETWEEN

COLFAX CORPORATION

AND

ESAB CORPORATION

DATED AS OF [ • ]

TABLE OF CONTENTS

ARTICLE I. DEFINITIONS		1

1.1	Definitions	1
1.2	Interpretation	4

ARTICLE II. GRANT OF RIGHTS		5

2.1	License to ESAB of Enovis Licensed IP	5
2.2	License to Enovis of ESAB Licensed IP	5
2.3	Limitations	5
2.4	Reservation of Rights	5
2.5	EBS	5

ARTICLE III. INTELLECTUAL PROPERTY OWNERSHIP		6

3.1	Ownership	6

ARTICLE IV. PROSECUTION, MAINTENANCE AND ENFORCEMENT		6

4.1	Responsibility	6
4.2	Defense and Enforcement	6
4.3	No Additional Obligations	6

ARTICLE V. DISCLAIMERS; LIMITATIONS ON LIABILITY AND REMEDIES		6

5.1	Disclaimer of Warranties	6
5.2	Compliance with Laws	7

ARTICLE VI. LIABILITY AND INDEMNIFICATION		7

6.1	Liability; Indemnification; Procedures	7

ARTICLE VII. CONFIDENTIALITY		7

7.1	General Disclosure and Use Restrictions	7
7.2	Third Party Agreements	8
7.3	Standard of Care; Continued Use	8
7.4	Equitable Relief	8

ARTICLE VIII. TERM		9

8.1	Term	9
8.2	Effect of Expiration and Termination; Accrued Rights; Survival	9

ARTICLE IX. DISPUTE RESOLUTION		9

9.1	General Provisions	9
9.2	Negotiation by Steering Committee and Senior Executives	10
9.3	Arbitration	10

ARTICLE X. MISCELLANEOUS		12

10.1	Counterparts; Entire Agreement; Corporate Power	12
10.2	Governing Law	13
10.3	Assignability	13
10.4	Successors and Assigns	13
10.5	Third-Party Beneficiaries	13
10.6	Notices	13
10.7	Severability	14
10.8	Expenses	14
10.9	Headings	14
10.10	Waivers of Default	14
10.11	Amendments	14
10.12	Construction	14
10.13	Performance	15
10.14	Exclusivity of Tax Matters	15

ii

FORM OF

INTELLECTUAL PROPERTY MATTERS AGREEMENT

This INTELLECTUAL PROPERTY MATTERS AGREEMENT (this “Agreement”), dated as of [ • ] (the “Effective Date”), by and between Colfax Corporation, a Delaware corporation (“Enovis”), and ESAB Corporation, a Delaware corporation (“ESAB”). “Party” or “Parties” means Enovis or ESAB, individually or collectively, as the case may be.

W I T N E S S E T H:

WHEREAS, the Parties have entered into that certain Separation and Distribution Agreement as of [ • ] (as amended, restated, amended and restated, and otherwise modified from time to time, the “Separation Agreement”);

WHEREAS, it is anticipated that, immediately following the Distribution, “Colfax Corporation” will change its name to “Enovis Corporation”; and

WHEREAS, as of the Distribution Date, the Enovis Group may own certain Patents, Copyrights and Know-How that are necessary or used in the ESAB Business as of the Distribution Date, and the ESAB Group may own certain Patents, Copyrights and Know-How that are necessary or used in the Enovis Business as of the Distribution Date, and Enovis wishes to grant to ESAB, and ESAB wishes to grant to Enovis, a license to such Intellectual Property in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, provisions and covenants contained in this Agreement, the Parties hereby agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions.

(a) Unless otherwise defined herein, all capitalized terms used herein shall have the same meanings as in the Separation Agreement.

(b) The following capitalized terms used in this Agreement shall have the meanings set forth below:

“Affiliate” means, when used with respect to a specified Person, a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person. For the purpose of this definition, “control” (including with correlative meanings, “controlled by” and “under common control with”), when used with respect to any specified Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by contract, agreement, obligation, indenture, instrument, lease, promise, arrangement, release, warranty, commitment, undertaking or otherwise. It is expressly agreed that for purposes of this Agreement, (i) no member of the ESAB

Group shall be deemed to be an Affiliate of any member of the Enovis Group, (ii) no member of the Enovis Group shall be deemed to be an Affiliate of any member of the ESAB Group and (iii) no joint venture formed on or after the Effective Date solely between one or more members of the ESAB Group, on the one hand, and one or more members of the Enovis Group, on the other hand, shall be deemed to be an Affiliate of, or owned or controlled by, any member of the ESAB Group or the Enovis Group for the purposes of this Agreement.

“Confidential Information” means all non-public, confidential or proprietary information to the extent concerning a Party, its Group, and its or their businesses, including any such information that was acquired by either Party after the Distribution Date or otherwise in accordance with this Agreement, or that was provided to a Party by a third party in confidence, including (a) any and all technical information relating to the design, operation, testing, test results, development, and manufacture of any Party’s product (including product specifications and documentation; engineering, design, and manufacturing drawings, diagrams, and illustrations; formulations and material specifications; laboratory studies and benchmark tests; quality assurance policies procedures and specifications; evaluation and/validation studies; assembly code, software, firmware, programming data, databases, and all information referred to in the same); product costs, margins and pricing; as well as product marketing studies and strategies; all other methodologies, procedures, techniques and Know-How related to research, engineering, development and manufacturing; (b) information, documents and materials relating to the Party’s financial condition, management and other business conditions, prospects, plans, procedures, infrastructure, security, information technology procedures and systems, and other business or operational affairs; (c) pending unpublished patent applications and trade secrets; and (d) any other data or documentation resident, existing or otherwise provided in a database or in a storage medium, permanent or temporary, intended for confidential, proprietary and/or privileged use by a Party; except for any Information that is (i) in the public domain or known to the public through no fault of the receiving Party or its Group, (ii) lawfully acquired after the Effective Time by such Party or its Group from other sources not known to be subject to confidentiality obligations with respect to such information or (iii) independently developed by the receiving Party after the Effective Time without reference to any Confidential Information. As used herein, by example and without limitation, Confidential Information means any information of a Party intended or marked as confidential, proprietary and/or privileged.

“Copyrights” shall mean copyrights and copyrightable subject matter, excluding Know-How.

“EBS” shall have the meaning set forth in the EBS License Agreement.

“EBS License Agreement” shall mean the EBS License Agreement of even date herewith by and between Enovis and ESAB.

“Enovis Business” means the businesses of the Enovis Group conducted as of the Distribution Date, and all other businesses hereafter conducted by the Enovis Group in the Enovis Field of Use.

“Enovis Field of Use” shall mean (a) all fields outside of the ESAB Business and (b) natural evolutions or extensions thereof.

“Enovis Group” means Enovis and its Affiliates.

“Enovis Licensed Copyrights” shall mean the Copyrights that are (a) owned or Licensable by the Enovis Group as of the Distribution Date and (b) used in the ESAB Business as of the Distribution Date.

“Enovis Licensed IP” shall mean the Enovis Licensed Copyrights, Enovis Licensed Know-How and Enovis Licensed Patents, excluding EBS (as licensed under the EBS License Agreement).

“Enovis Licensed Know-How” shall mean the Know-How that is (a) owned or Licensable by the Enovis Group as of the Distribution Date and (b) used in the ESAB Business as of the Distribution Date.

“Enovis Licensed Patents” shall mean (a) the Patents that are (i) owned or Licensable by the Enovis Group as of the Distribution Date and (ii) used in the ESAB Business as of the Distribution Date, and (b) all Valid Claims of other Patents that are owned by the Enovis Group that claim priority to the Patents described in clause (a) to the extent such Valid Claims are fully supported by such Patents.

“ESAB Field of Use” shall mean (a) the field of the ESAB Business and (b) natural evolutions or extensions thereof.

“ESAB Group” means ESAB and its Affiliates.

“ESAB Licensed Copyrights” shall mean the Copyrights that are (a) owned or Licensable by the ESAB Group as of the Distribution Date and (b) used in the Enovis Business as of the Distribution Date.

“ESAB Licensed IP” shall mean the ESAB Licensed Copyrights, ESAB Licensed Know-How and ESAB Licensed Patents.

“ESAB Licensed Know-How” shall mean the Know-How that is (a) owned or Licensable by the ESAB Group as of the Distribution Date and (b) used in the Enovis Business as of the Distribution Date.

“ESAB Licensed Patents” shall mean (a) the Patents that are (i) owned or Licensable by the ESAB Group as of the Distribution Date and (ii) used in the Enovis Business as of the Distribution Date, and (b) all Valid Claims of other Patents that are owned by the ESAB Group that claim priority to the Patents described in clause (a) to the extent such Valid Claims thereof are fully supported by such Patents.

“Group(s)” means the Enovis Group and/or the ESAB Group, as applicable.

“Know-How” shall mean trade secrets, and all other confidential or proprietary information, know-how, inventions, processes, formulae, models, and methodologies, but in each case excluding Patents.

“Licensable” means, with respect to any Intellectual Property, the right to grant sublicenses to a Person within the scope of the licenses set forth in Section 2.1 or Section 2.2, as applicable, without (i) the requirement to obtain consent from, give notice to, or take any other action with respect to any Third Party or (ii) incurring fees, royalties, Liabilities or other costs in connection with such sublicense.

“Licensed IP” shall mean (a) the ESAB Licensed IP, as licensed to Enovis hereunder and (b) the Enovis Licensed IP, as licensed to ESAB hereunder.

“Licensee” shall mean (a) ESAB, with respect to the Enovis Licensed IP and (b) Enovis, with respect to the ESAB Licensed IP.

“Licensee Field of Use” shall mean (a) with respect to ESAB, the ESAB Field of Use, and (b) with respect to Enovis, the Enovis Field of Use.

“Licensor” shall mean (a) ESAB, with respect to the ESAB Licensed IP, and (b) Enovis, with respect to the Enovis Licensed IP.

“Licensor IP” shall mean (a) with respect to ESAB, the ESAB Licensed IP and (b) with respect to Enovis, the Enovis Licensed IP.

“Patents” shall mean patents and patent applications, and any and all related national or international counterparts thereto, including any divisionals, continuations, continuations-in-part, reissues, reexaminations, substitutions and extensions thereof.

“Third Party” means any Person other than Enovis, ESAB, and their respective Affiliates.

“Valid Claim” means a claim of an issued and unexpired Patent that (i) has not been revoked or held unenforceable or invalid by a decision of a court or other Governmental Authority of competent jurisdiction from which no appeal can be taken or has been taken within the time allowed for appeal and (ii) has not been abandoned, disclaimed, denied, or admitted to be invalid or unenforceable through reissue or disclaimer or otherwise in such country.

1.2 Interpretation. In this Agreement (a) words in the singular shall be deemed to include the plural and vice versa and words of one gender shall be deemed to include the other genders as the context requires; (b) the terms “hereof,” “herein,” “herewith” and words of similar import, and the term “Agreement” or any other reference to an agreement shall, unless otherwise stated, be construed to refer to this Agreement or the other applicable agreement as a whole (including all of the Schedules, Exhibits, Annexes and Appendices hereto and thereto) and not to any particular provision of this Agreement or such other agreement; (c) Article, Section, Exhibit, Schedule and Appendix references are to the Articles, Sections, Exhibits, Schedules and Appendices to this Agreement unless otherwise specified; (d) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation”; (e) the word “or” shall not be exclusive; (f) unless expressly stated to the contrary in this Agreement, all references to “the date hereof,” “the date of this Agreement,” and words of similar import shall all be references to the date first stated in the preamble to this Agreement, regardless of any amendment or restatement hereof; (g) unless otherwise provided, all references to “$” or “dollars” are to United States dollars; and (h) references to the performance, discharge or fulfillment of any Liability in accordance with its terms shall have meaning only to the extent such Liability has terms, and if the Liability does not have terms, the reference shall mean performance, discharge or fulfillment of such Liability.

ARTICLE II.

GRANT OF RIGHTS

2.1 License to ESAB of Enovis Licensed IP. Subject to the terms and conditions of this Agreement, Enovis hereby grants, and shall cause its Affiliates to grant, to ESAB a non-exclusive, royalty-free, fully paid-up, irrevocable, sublicensable (in connection with activities in the ESAB Field of Use by the ESAB Group but not for the independent use of Third Parties), and worldwide license to the Enovis Licensed IP in the ESAB Field of Use (“ESAB License”). Subject to the terms and conditions of this Agreement, the ESAB License shall include the right to exercise any and all rights in the Enovis Licensed IP in the ESAB Field of Use, including the right to use, practice, copy, perform, render, develop, modify, and make derivative works of the Enovis Licensed IP within the ESAB Field of Use and to make, have made, use, sell, offer for sale, export and import any products, services or technologies, in each case with respect to the ESAB Field of Use.

2.2 License to Enovis of ESAB Licensed IP. Subject to the terms and conditions of this Agreement, ESAB hereby grants, and shall cause its Affiliates to grant, to Enovis a non-exclusive, royalty-free, fully paid-up, irrevocable, sublicensable (in connection with activities in the Enovis Field of Use by the Enovis Group but not for the independent use of Third Parties), and worldwide license to the ESAB Licensed IP solely within the Enovis Field of Use (“Enovis License”). Subject to the terms and conditions of this Agreement, the foregoing license shall include the right to exercise any and all rights in the ESAB Licensed IP in the Enovis Field of Use, including the right to use, practice, copy, perform, render, develop, modify, and make derivative works of the ESAB Licensed IP within the Enovis Field of Use and to make, have made, use, sell, offer for sale, export and import any products, services or technologies, in each case with respect to the Enovis Field of Use.

2.3 Limitations. Notwithstanding anything to the contrary herein, the licenses hereunder are subject to any rights of or obligations owed to any Third Party under any Contracts existing as of the Distribution Date between Licensor or its Affiliates and any such Third Party.

2.4 Reservation of Rights. Each Party reserves its and its Affiliates’ rights in and to all Intellectual Property that is not expressly licensed hereunder. Without limiting the foregoing, this Agreement and the licenses and rights granted herein do not, and shall not be construed to, confer any rights upon either Party, its Affiliates, or its sublicensees by implication, estoppel, or otherwise as to any of the other Party’s or its Affiliates’ Intellectual Property, except as otherwise expressly set forth herein.

2.5 EBS. Notwithstanding anything to the contrary herein, no rights under or with respect to EBS are granted pursuant to this Agreement.

ARTICLE III.

INTELLECTUAL PROPERTY OWNERSHIP

3.1 Ownership.

(a) As between the Parties, Licensee acknowledges and agrees that (i) Licensor owns the Licensor IP, (ii) none of Licensee, its Affiliates or its sublicensees, will acquire any rights in the Licensor IP, except for the licenses and sublicenses granted pursuant to Sections 2.1 and 2.2, and (iii) Licensee shall not, and shall cause its Affiliates and its sublicensees to not, represent that they have an ownership interest in any of the Licensor IP.

(b) As between the Parties, each Party shall own all improvements and modifications made by or on behalf of such Party with respect to the Licensed IP; provided that, with respect to Licensee, such improvements and modifications shall not include, and shall be subject to the provisions of this Agreement as they concern, the Licensed IP to which such improvements or modifications are made.

ARTICLE IV.

PROSECUTION, MAINTENANCE AND ENFORCEMENT

4.1 Responsibility. Subject to Section 4.2, Licensor shall be solely responsible for filing, prosecuting, and maintaining all Patents within the Licensor IP, in Licensor’s sole discretion. Licensor shall be responsible for any costs associated with filing, prosecuting, and maintaining such Patents.

4.2 Defense and Enforcement. Licensor shall have the sole right, but not the obligation, to elect to bring an Action or enter into settlement agreements regarding the Licensor IP, at Licensor’s sole cost and expense.

4.3 No Additional Obligations. This Agreement shall not obligate either Party to disclose or deliver to the other Party, or maintain, register, prosecute, pay for, enforce, or otherwise manage any Intellectual Property except as expressly set forth herein.

ARTICLE V.

DISCLAIMERS; LIMITATIONS ON LIABILITY AND REMEDIES

5.1 Disclaimer of Warranties. Except as expressly set forth herein, the Parties acknowledge and agree that (a) the Licensor IP is provided as-is, (b) the Licensee assumes all risks and Liability arising from or relating to its use of and reliance upon the Licensor IP and (c) each Party makes no representation or warranty with respect thereto. EXCEPT AS EXPRESSLY SET FORTH HEREIN, THE LICENSOR HEREBY EXPRESSLY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES REGARDING THE LICENSOR IP, WHETHER EXPRESS OR IMPLIED, INCLUDING ANY REPRESENTATION OR WARRANTY IN REGARD TO QUALITY, PERFORMANCE, NONINFRINGEMENT, MISAPPROPRIATION, COMMERCIAL UTILITY, OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

5.2 Compliance with Laws. Each Party hereto shall be responsible for its own compliance with any and all Laws applicable to its performance under this Agreement. FOR THE AVOIDANCE OF DOUBT AND NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LICENSOR EXPRESSLY DISCLAIMS ANY EXPRESS OR IMPLIED OBLIGATION OR WARRANTY WITH RESPECT TO THE LICENSOR IP THAT COULD BE CONSTRUED TO REQUIRE LICENSOR TO PROVIDE LICENSOR IP HEREUNDER IN SUCH A MANNER TO ALLOW LICENSEE TO ITSELF COMPLY WITH ANY LAW APPLICABLE TO THE ACTIONS OR FUNCTIONS OF SUCH LICENSEE (OR ITS AFFILIATES).

ARTICLE VI.

LIABILITY AND INDEMNIFICATION

6.1 Liability; Indemnification; Procedures. The provisions of Article V of the Separation Agreement shall govern any and all Liabilities and indemnification (including any Liabilities for Third-Party Claims that the use of the Licensed IP by the Licensee infringes the Intellectual Property rights of any third party) under or in connection with this Agreement, whether arising from statute, principle of common or civil law, principles of strict liability, tort, contract or otherwise under or in connection with this Agreement.

ARTICLE VII.

CONFIDENTIALITY

7.1 General Disclosure and Use Restrictions. Notwithstanding any termination of this Agreement, each of Enovis and ESAB shall hold, and shall cause their Affiliates and its and their respective officers, employees, agents, consultants and advisors to hold, in strict confidence (and not to disclose or release or use, including for any ongoing or future commercial purpose, without the prior written consent of the Party to whom the Confidential Information relates (which may be withheld in such Party’s sole and absolute discretion, except where disclosure is required by applicable Law)), any and all Confidential Information concerning or belonging to the other Party or its Affiliates; provided that each Party may disclose, or may permit disclosure of, such Confidential Information (i) to its respective auditors, attorneys, financial advisors, bankers and other appropriate consultants and advisors who have a need to know such Information for auditing and other non-commercial purposes and are informed of the obligation to hold such Information confidential and in respect of whose failure to comply with such obligations, the applicable Party will be responsible, (ii) if any Party or any of its respective Affiliates is required or compelled to disclose any such Confidential Information by judicial or administrative process or by other requirements of Law or stock exchange rule or is advised by outside counsel in connection with a proceeding brought by a Governmental Authority that it is advisable to do so, (iii) as required in connection with any legal or other proceeding by one Party against any other Party or in respect of claims by one Party against the other Party brought in a proceeding, (iv) as necessary in order to permit a Party to prepare and disclose its financial statements in connection with any regulatory filings or Tax Returns, (v) as necessary for a Party to enforce its rights or perform its obligations under this Agreement, (vi) to Governmental Authorities in accordance with applicable procurement regulations and contract requirements or (vii) to other Persons in connection with their evaluation of, and negotiating and consummating, a potential strategic transaction, to the extent reasonably necessary in connection therewith, provided an appropriate and customary confidentiality agreement has been entered into with the Person receiving such Confidential Information. Notwithstanding the foregoing, in the event that any demand or request for disclosure of Confidential Information is made by a Third Party pursuant to clause (ii), (iii), (v) or (vi) above, each Party, as applicable, shall promptly notify (to the extent permissible by Law) the Party to whom the Confidential Information relates of the existence of such request, demand or disclosure requirement and shall provide such affected Party a reasonable opportunity to seek an appropriate protective order or other remedy, which such Party will cooperate in obtaining to the extent reasonably practicable. In the event that such appropriate protective order or other remedy is not obtained, the Party which faces the disclosure requirement shall furnish only that portion of the Confidential Information that is required to be disclosed and shall take commercially reasonable steps to ensure that confidential treatment is accorded such Confidential Information.

7.2 Third Party Agreements. Each Party acknowledges that it and the other members of its Group may have in its or their possession confidential or proprietary Information of Third Parties that was received under confidentiality or non-disclosure agreements with such Third Party while such Party and/or members of its Group were part of the Enovis Group. Each Party shall comply, and shall cause the other members of its Group to comply, and shall cause its and their respective officers, employees, agents, consultants and advisors (or potential buyers) to comply, with all terms and conditions of any such third-party agreements entered into prior to the Distribution Date, with respect to any confidential and proprietary Information of Third Parties to which it or any other member of its Group has had access.

7.3 Standard of Care; Continued Use. Notwithstanding anything to the contrary set forth herein, (i) the Parties shall be deemed to have satisfied their obligations hereunder with respect to the Confidential Information of the other Party if they exercise at least the same degree of care that applies to Enovis’ confidential and proprietary information pursuant to policies in effect as of the Distribution Date and (ii) confidentiality obligations provided for in any Contract between each Party or its Affiliates and their respective employees shall remain in full force and effect. Notwithstanding anything to the contrary set forth herein, Confidential Information of any Party in the possession of and used by the other Party as of the Distribution Date may continue to be used by such Party in possession of the Confidential Information in and only in the operation of the ESAB Business (in the case of the ESAB Group) or the Enovis Business (in the case of the Enovis Group).

7.4 Equitable Relief. The Parties agree that irreparable damage may occur in the event that the provisions of this Article VII were not performed in accordance with their specific terms. Accordingly, it is hereby agreed that the Parties shall be entitled to seek an injunction or injunctions to enforce specifically the terms and provisions hereof in any court having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

ARTICLE VIII.

TERM

8.1 Term. The term of this Agreement shall commence as of the Distribution Date and shall continue in perpetuity, provided that, (a) the license granted to ESAB in Section 2.1 with respect to the Enovis Licensed Patents expires upon expiration of the last-to-expire of the Valid Claims included in the Enovis Licensed Patents, and (b) the license granted to Enovis in Section 2.2 with respect to the ESAB Licensed Patents expires upon expiration of the last-to-expire of the Valid Claims included in the ESAB Licensed Patents. Except as otherwise expressly set forth in Section 8.2, this Agreement may not be terminated unless agreed to in writing by the Parties.

8.2 Effect of Expiration and Termination; Accrued Rights; Survival.

(a) Accrued Rights. Upon the earlier of expiration or termination of this Agreement, in part or in its entirety, all licenses and rights granted to Licensee with respect to the Intellectual Property to which such expiration or termination relates shall immediately cease. Expiration and termination of this Agreement, in part or in its entirety, shall be without prejudice to any rights which shall have accrued to the benefit of either Party prior to such expiration and termination (as applicable).

(b) Termination of Sublicenses. Any sublicenses that have been granted by a Licensee to a sublicensee with respect to the Intellectual Property subject to expiration or termination of this Agreement, in part or in its entirety, shall automatically terminate upon such expiration or termination.

(c) Return/Destruction of Materials. Upon termination of this Agreement, Licensee shall, and shall ensure that its sublicensees, within fifteen (15) Business Days of any request by Licensor, return to Licensor, or at Licensor’s election destroy, all of such Licensor’s Know-How licensed hereunder that is in their possession or control as of the date of termination.

(d) Surviving Obligations. The following provisions of this Agreement, together with all other provisions of this Agreement that expressly specify that they survive, shall survive expiration and termination of this Agreement, in part or in its entirety: Section 2.4, this Section 8.2, and Articles III, V, VI, VII, IX and X.

ARTICLE IX.

DISPUTE RESOLUTION

9.1 General Provisions.

(a) Any dispute, controversy or claim arising out of or relating to this Agreement, including with respect to the validity, interpretation, performance, breach or termination of this Agreement, shall be resolved in accordance with the procedures set forth in this Article IX (a “Dispute”), which shall be the sole and exclusive procedures for the resolution of any such Dispute unless otherwise specified in this Article IX.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY BASED UPON, RELATING TO OR ARISING FROM THIS AGREEMENT OR THE

TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.1(B).

(c) The specific procedures set forth in this Article IX, including the time limits referenced herein, may be modified by agreement of both of the Parties in writing.

(d) Commencing with the Initial Notice contemplated by Section 9.2, all applicable statutes of limitations and defenses based upon the passage of time shall be tolled while the procedures specified in this Article IX are pending. The Parties shall take any necessary or appropriate action required to effectuate such tolling.

(e) Commencing with the Initial Notice contemplated by Section 9.2, any communications between the Parties or their Representatives in connection with the attempted negotiation of any Dispute shall be deemed to have been delivered in furtherance of a Dispute settlement and shall be exempt from disclosure and production, and shall not be admissible into evidence for any reason (whether as an admission or otherwise), in any arbitral or other proceeding for the adjudication of any Dispute; provided, that evidence that is otherwise subject to disclosure or admissible shall not be rendered outside the scope of disclosure or inadmissible as a result of its use in the negotiation.

9.2 Negotiation by Steering Committee and Senior Executives. The Parties shall seek to settle amicably all Disputes by negotiation. The Parties shall first attempt in good faith to resolve the Dispute by negotiation among the members of the Steering Committee within thirty (30) days after written notice is received by either Party regarding the existence of a Dispute (the “Initial Notice”). If the Steering Committee is unable to resolve the Dispute within such thirty (30)-day period, the Parties shall then attempt in good faith to resolve the Dispute by negotiation between executives designated by the Parties who hold, at a minimum, the office of Senior Vice President and/or General Counsel (such designated executives, the “Dispute Committee”). The Parties agree that the members of the Dispute Committee shall have full and complete authority on behalf of their respective Parties to resolve any Disputes submitted pursuant to this Section 9.2. Such Dispute Committee members and other applicable executives shall meet in person or by teleconference or video conference within forty (40) days of the date of the Initial Notice to seek a resolution of the Dispute. In the event that the Dispute Committee and other applicable executives are unable to agree to a format for such meeting, the meeting shall be convened in person at a mutually acceptable location in New York, New York.

9.3 Arbitration.

(a) Unless the Parties agree to continue negotiations between senior executives, any Dispute not finally resolved pursuant to Section 9.2 within sixty (60) days from the delivery of the Initial Notice shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce (the “ICC Rules”).

(b) Unless otherwise agreed by the Parties in writing, any Dispute to be decided in arbitration hereunder shall be decided (i) before a sole arbitrator if the amount in dispute, inclusive of all claims and counterclaims, totals less than $10,000,000; or (ii) by an arbitral tribunal of three (3) arbitrators if the amount in dispute, inclusive of all claims and counterclaims, is equal to or greater than $10,000,000.

(c) The language of the arbitration shall be English. The place of arbitration shall be New York, New York. Unless the Parties agree otherwise in writing, the Parties shall conduct the arbitration as quickly as is reasonably practicable and shall use commercially reasonable efforts to ensure that the time between the date on which the sole arbitrator is confirmed or the tribunal is constituted, as the case may be, and the date of the commencement of the evidentiary hearing does not exceed one-hundred and eighty (180) days. Failure to meet the foregoing timeline will not render the award invalid, unenforceable or subject to being vacated, but the arbitrators may impose appropriate sanctions and draw appropriate adverse inferences against the Party primarily responsible for such failure.

(d) The sole arbitrator or arbitral tribunal shall not award any relief not specifically requested by the Parties.

(e) In addition to the ICC Rules, the Parties agree that the arbitration shall be conducted according to the IBA Rules of Evidence.

(f) The agreement to arbitrate any Dispute set forth in this Section 9.3 shall continue in full force and effect subsequent to, and notwithstanding the completion, expiration or termination of, this Agreement.

(g) Without prejudice to this binding arbitration agreement, each Party to this Agreement irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of Delaware and the federal courts sitting within the State of Delaware in connection with any post-award proceedings or court proceedings in aid of arbitration that are authorized by the Federal Arbitration Act (9 U.S.C. §§ 1-16). Judgment upon any awards rendered by the arbitrator may be entered in any court having jurisdiction thereof. The Parties waive all objections that they may have at any time to the laying of venue of any proceedings brought in such courts, waive any claim that such proceedings have been brought in an inconvenient forum and further waive the right to object with respect to such proceedings that any such court does not have jurisdiction over such Party.

(h) It is the intent of the Parties that the agreement to arbitrate any Dispute set forth in this Section 9.3 shall be interpreted and applied broadly such that all reasonable doubts as to arbitrability of a Dispute shall be decided in favor of arbitration.

(i) The Parties agree that any Dispute submitted to arbitration shall be governed by, and construed and interpreted in accordance with Laws of the State of Delaware, as provided in Section 10.2 and, except as otherwise provided in this Article IX or mutually agreed to in writing by the Parties, the Federal Arbitration Act, 9 U.S.C. §§ 1 et seq., shall govern any arbitration between the Parties pursuant to this Section 9.3.

(j) The sole arbitrator or arbitral tribunal shall award to the prevailing Party, if any, the costs of the arbitrator or tribunal, expert witness fees, and attorneys’ fees reasonably incurred by such prevailing Party or its Affiliates in connection with the arbitration.

(k) The Parties undertake to keep confidential all awards in their arbitration, together with all materials in the proceedings created for the purpose of the arbitration and all other documents produced by another Party in the proceedings not otherwise in the public domain, save and to the extent that disclosure may be required of a Party by legal duty, to protect or pursue a legal right or to enforce or challenge an award in legal proceedings before a court or other judicial authority.

ARTICLE X.

MISCELLANEOUS

10.1 Counterparts; Entire Agreement; Corporate Power.

(a) This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each Party and delivered to each other Party. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile, electronic mail (including .pdf, docusign or other electronic signature) or other transmission method shall be deemed to have been duly and validly delivered and shall be sufficient to bind the parties to the terms and conditions of this Agreement.

(b) This Agreement, the Separation Agreement, and the other Ancillary Agreements and the exhibits, annexes and schedules hereto and thereto, contain the entire agreement between the Parties with respect to the subject matter hereof, supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter and there are no agreements or understandings between the Parties with respect to such subject matter other than those set forth or referred to herein or therein. With respect to the subject matter of this Agreement, in the event of a conflict between this Agreement and the Separation Agreement or any other Ancillary Agreement, this Agreement shall control.

(c) Enovis represents on behalf of itself and each other member of the Enovis Group, and ESAB represents on behalf of itself and each other member of the ESAB Group, as follows:

(i) each such Person has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; and

(ii) this Agreement has been duly executed and delivered by it and constitutes or will constitute a valid and binding agreement of it enforceable in accordance with the terms thereof.

10.2 Governing Law. This Agreement (and any claims or Disputes arising out of or related hereto or to the transactions contemplated hereby or to the inducement of any Party to enter herein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall be governed by and construed and interpreted in accordance with the Laws of the State of Delaware, irrespective of the choice of laws principles of the State of Delaware, including all matters of validity, construction, effect, enforceability, performance and remedies.

10.3 Assignability. This Agreement shall not be assignable, in whole or in part, directly or indirectly, by any Party hereto without the prior written consent of the other Party (not to be unreasonably withheld or delayed), and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void. Notwithstanding the foregoing, this Agreement shall be assignable, in whole or in part, to (i) an Affiliate of a Party or (ii) a bona fide Third Party in connection with a merger, reorganization, consolidation or the sale of assets of a Party or its Affiliates related to this Agreement so long as the resulting, surviving or transferee entity assumes all the obligations of the relevant Party.

10.4 Successors and Assigns. The provisions of this Agreement and the obligations and rights hereunder shall be binding upon, inure to the benefit of and be enforceable by (and against) the Parties and their respective successors and permitted assigns.

10.5 Third-Party Beneficiaries. This Agreement is solely for the benefit of the Parties and should not be deemed to confer upon third parties any remedy, claim, Liability, reimbursement, claim of Action or other right in excess of those existing without reference to this Agreement.

10.6 Notices. All notices, requests, claims, demands or other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by email with receipt confirmed, or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 10.6):

If to Enovis, to:

Colfax Corporation

2711 Centerville Road

Suite 400

Wilmington, DE 19808

Attention: General Counsel

Email: Brad.Tandy@enovis.com

If to ESAB, to:

ESAB Corporation

909 Rose Avenue

8th Floor

North Bethesda, MD 20852

Attention: General Counsel

Email: Curtis.Jewell@esab.com

Either Party may, by notice to the other Party, change the address and contact person to which any such notices are to be given.

10.7 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or thereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby. Upon such determination, the Parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the Parties.

10.8 Expenses. Unless otherwise expressly provided herein or in Schedule 10.9 of the Separation Agreement, each Party shall bear its own expenses hereunder.

10.9 Headings. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

10.10 Waivers of Default. Waiver by a Party of any default by the other Party of any provision of this Agreement shall not be deemed a waiver by the waiving Party of any subsequent or other default, nor shall it prejudice the rights of the other Party. No failure or delay by a Party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall a single or partial exercise thereof prejudice any other or further exercise thereof or the exercise of any other right, power or privilege.

10.11 Amendments. No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by a Party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the Party against whom it sought to enforce such waiver, amendment, supplement or modification is sought to be enforced.

10.12 Construction. This Agreement shall be construed as if jointly drafted by the Parties and no rule of construction or strict interpretation shall be applied against either Party. The Parties represent that this Agreement is entered into with full consideration of any and all rights which the Parties may have. The Parties have conducted such investigations they thought appropriate, and have consulted with such advisors as they deemed appropriate regarding this Agreement and their rights and asserted rights in connection therewith. The Parties are not relying upon any representations or statements made by the other Party, or such other Party’s employees, agents, representatives or attorneys, regarding this Agreement, except to the extent such representations are expressly set forth or incorporated in this Agreement or the Separation Agreement. The Parties are not relying upon a legal duty, if one exists, on the part of the other Party (or such other Party’s employees, agents, representatives or attorneys) to disclose any information in connection with the execution of this Agreement or their preparation, it being expressly understood that neither Party shall ever assert any failure to disclose information on the part of the other Party as a ground for challenging this Agreement.

10.13 Performance. Each Party shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary or Affiliate of such Party.

10.14 Exclusivity of Tax Matters. Notwithstanding any other provision of this Agreement, the Tax Matters Agreement shall exclusively govern all matters related to Taxes (including allocations thereof) addressed therein. If there is a conflict between any provision of this Agreement and the Tax Matters Agreement, and such provisions relate to matters addressed by the Tax Matters Agreement, the Tax Matters Agreement shall control.

[Signature Page to Follow.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

COLFAX CORPORATION

By:
Name:
Its:

[Signature Page to Intellectual Property Matters Agreement]

ESAB CORPORATION

By:
Name:
Its:

[Signature Page to Intellectual Property Matters Agreement]